As Filed With the Securities and Exchange Commission
on May 17, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

J. ALEXANDER’S CORPORATION
(Exact name of registrant as specified in its charter)

TENNESSEE	62-0854056
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

P.O. Box 24300
West End Avenue, Suite 260	37203
Nashville, Tennessee
(Address of Principal Executive Offices)	(Zip Code)
J. ALEXANDER’S CORPORATION AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN
(Full title of the Plan)
R. Gregory Lewis
P.O. Box 24300
3401 West End Avenue, Suite 260
Nashville, Tennessee 37203
(615) 269-1900
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Agent for Service)
With Copies to:
Lori B. Morgan
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
(615) 742-6200
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price per	aggregate offering	Amount of
securities to be registered	registered(1)	share (2)	price(2)	Registration Fee
Common Stock, $0.05 par value, together with associated rights to purchase Class A Junior Preferred Stock, no par value	300,000	$13.175	$3,952,500	$121.35

(1)	Pursuant to Rule 416(a) under the Securities Act, this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rules 457 (h) and 457(c) under the Securities Act of 1933, as amended (“Securities Act”), based on the average of the high and low sales prices per share of the Registrant’s Common Stock as reported on the American Stock Exchange on May 15, 2007.

Registration of Additional Securities
     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.05 par value, of J. Alexander’s Corporation., a Tennessee corporation (the “Registrant”), for the Registrant’s Amended and Restated 2004 Equity Incentive Plan.
Incorporation by Reference of Earlier Registration Statements
     The Registration Statement on Form S-8 (Registration No. 333-124097) previously filed by the Registrant with the Securities and Exchange Commission on April 15, 2005 is hereby incorporated by reference.
PART II
Information Required in the Registration Statement
     Item 8. Exhibits.

Exhibit 4.1	Charter (Exhibit 3(a) of the Registrant’s Report on Form 10-K for the year ended December 30, 1990 is incorporated herein by reference)

Exhibit 4.2	Amendment to Charter dated February 7, 1997 (Exhibit 3(a)(2) of the Registrant’s Report on 10-K for the year ended December 29, 1996, is incorporated herein by reference).

Exhibit 4.3	Restated Bylaws as currently in effect (Exhibit 3(b) of the Registrant’s Report on Form 10-K for the year ended January 3, 1999, is incorporated herein by reference).

Exhibit 4.4	Rights Agreement dated May 16, 1989, by and between the Registrant and NationsBank (formerly Sovran Bank/Central South) including Form of Rights Certificate and Summary of Rights (Exhibit 3 to the Report on Form 8-K dated May 16, 1989, is incorporated herein by reference).

Exhibit 4.5	Amendments to Rights Agreement dated February 22, 1999, by and between the Registrant and SunTrust Bank (Exhibit 4(c) of the Registrant’s Report on Form 10-K for the year ended January 3, 1999, is incorporated herein by reference).

Exhibit 4.6	Amendment to Rights Agreement dated March 22, 1999, by and between the Registrant and SunTrust Bank (Exhibit 4(d) of the Registrant’s Report on Form 10-K for the year ended January 3, 1999, is incorporated herein by reference).

Exhibit 4.7	Amendment to Rights Agreement dated May 14, 2004, by and between the Registrant and SunTrust Bank (Exhibit 4(a) of the Registrant’s Report on Form 10-Q for the quarter ended March 28, 2004, is incorporated herein by reference)

Exhibit 4.8	Amended and Restated Standstill Agreement dated as of July 31, 2005 (Exhibit 10.1 of the Registrant’s Report on Form 8-K dated August 1, 2005, is incorporated herein by reference).

Exhibit 5.1	Opinion of Bass, Berry & Sims PLC

Exhibit 10.1	J. Alexander’s Corporation Amended and Restated 2004 Equity Incentive Plan (Appendix A of the Registrant’s Proxy Statement on Schedule 14-A for 2007 Annual Meeting of Shareholders, filed with the SEC on April 17, 2007, is incorporated herein by reference).

Exhibit 23.1	Consent of KPMG LLP

Exhibit 23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

Exhibit 24.1	Power of Attorney (included on page II-5 to this Registration Statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on the 17th day of May, 2007.

J. ALEXANDER’S CORPORATION
By:	/s/ Lonnie J. Stout II
Lonnie J. Stout II
Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Lonnie J. Stout II and R. Gregory Lewis, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the dates indicated below.

Signature	Title	Date
/s/ Lonnie J. Stout II Lonnie J. Stout II	Chairman of the Board of Directors, President, Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2007
/s/ R. Gregory Lewis R. Gregory Lewis	Vice President and Chief Financial Officer (Principal Financial Officer)	May 17, 2007
/s/ Mark A. Parkey Mark A. Parkey	Vice President and Controller (Principal Accounting Officer)	May 17, 2007
/s/ E. Townes Duncan E. Townes Duncan	Director	May 17, 2007
/s/ Garland G. Fritts Garland G. Fritts	Director	May 17, 2007
/s/ Brenda B. Rector Brenda B. Rector	Director	May 17, 2007
/s/ J. Bradbury Reed J. Bradbury Reed	Director	May 17, 2007
/s/ Joseph N. Steakley Joseph N. Steakley	Director	May 17, 2007

EXHIBIT INDEX

Exhibit 4.1	Charter (Exhibit 3(a) of the Registrant’s Report on Form 10-K for the year ended December 30, 1990 is incorporated herein by reference)

Exhibit 4.2	Amendment to Charter dated February 7, 1997 (Exhibit 3(a)(2) of the Registrant’s Report on 10-K for the year ended December 29, 1996, is incorporated herein by reference).

Exhibit 4.3	Restated Bylaws as currently in effect (Exhibit 3(b) of the Registrant’s Report on Form 10-K for the year ended January 3, 1999, is incorporated herein by reference).

Exhibit 4.4	Rights Agreement dated May 16, 1989, by and between the Registrant and NationsBank (formerly Sovran Bank/Central South) including Form of Rights Certificate and Summary of Rights (Exhibit 3 to the Report on Form 8-K dated May 16, 1989, is incorporated herein by reference).

Exhibit 4.5	Amendments to Rights Agreement dated February 22, 1999, by and between the Registrant and SunTrust Bank (Exhibit 4(c) of the Registrant’s Report on Form 10-K for the year ended January 3, 1999, is incorporated herein by reference).

Exhibit 4.6	Amendment to Rights Agreement dated March 22, 1999, by and between the Registrant and SunTrust Bank (Exhibit 4(d) of the Registrant’s Report on Form 10-K for the year ended January 3, 1999, is incorporated herein by reference).

Exhibit 4.7	Amendment to Rights Agreement dated May 14, 2004, by and between the Registrant and SunTrust Bank (Exhibit 4(a) of the Registrant’s Report on Form 10-Q for the quarter ended March 28, 2004, is incorporated herein by reference)

Exhibit 4.8	Amended and Restated Standstill Agreement dated as of July 31, 2005 (Exhibit 10.1 of the Registrant’s Report on Form 8-K dated August 1, 2005, is incorporated herein by reference).

Exhibit 5.1	Opinion of Bass, Berry & Sims PLC

Exhibit 10.1	J. Alexander’s Corporation Amended and Restated 2004 Equity Incentive Plan (Appendix A of the Registrant’s Proxy Statement on Schedule 14-A for 2007 Annual Meeting of Shareholders, filed with the SEC on April 17, 2007, is incorporated herein by reference).

Exhibit 23.1	Consent of KPMG LLP

Exhibit 23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

Exhibit 24.1	Power of Attorney (included on page II-5 to this Registration Statement)